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                                                                    EXHIBIT 10.c

                             SBS TECHNOLOGIES, INC.
                    1997 EMPLOYEE INCENTIVE STOCK OPTION PLAN


         I. PURPOSE

         The purpose of the 1997 Employee Incentive Stock Option Plan (the "Plan") is to promote, through the award of options for Common Stock, the long term success of SES Technologies, Inc. by: (i) providing a means through which the Company can attract and retain specified employees who can contribute materially to that success and (ii) encouraging stock ownership by those specified employees so that they may have a proprietary interest in the Company's success.

         II. DEFINITIONS

         The capitalized words appearing in this Plan are defined as follows:

               A. COMMITTEE means the Committee appointed by the Board of Directors of the Company to administer the Plan, as more fully described in the Plan.

               B. COMMON STOCK means the no par value common stock of SBS Technologies, Inc.

               C.   COMPANY means SBS Technologies, Inc., and any subsidiaries.

               D. DISABILITY means disability as defined in Section 22(e)(3) of the IRC.

               E. ELIGIBLE EMPLOYEE means an employee eligible to receive Options under the Plan as defined elsewhere in the Plan.

               F. EFFECTIVE DATE means the date the Plan becomes effective, as provided in the Plan.

               G. IRC means the Internal Revenue Code and regulations issued under it, as both may from time to time be amended.

               H. ISSUED, when used with respect to Plan Shares, means Common Stock actually issued and outstanding.

               I. OPTION means the right to acquire Common Stock conferred pursuant to this Plan in accordance with the provisions of
                    Section 422 of the IRC.

               J. OPTION SHARES means shares of Common Stock which may be acquired under an Option.

               K. OPTIONEE means the individual entitled to acquire Option Shares under an Option.


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               L.   PLAN means the 1997 Employee Incentive Stock Option Plan of the Company, which is intended to qualify under Section 422 of the IRC.

               M. PLAN SHARES means the aggregate amount of Common Stock which may be purchased pursuant to Options under the Plan.

         III. ELIGIBLE PARTICIPANTS

         Any one or more of the Company's Officers, and full-time employees, are eligible to participate in the Plan. No Option will be granted to any Director, as such, of the Company or member of the Committee.

         IV. THE COMMITTEE

         The Committee will be a committee of the Board of Directors composed of two or more Directors designated by the Board of Directors of the Company. The Committee will administer the Plan and, from time to time and in its sole discretion, select from the Eligible Employees and recommend to the Board of Directors those to whom Options will be granted and the number of Option Shares for each Option.

         V. PLAN SHARES

         The aggregate number of Plan Shares is 300,000. The Company will at all times during the term of the Plan reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options. The number of Plan Shares will be adjusted if a reclassification, consolidation or merger should occur, as provided elsewhere in the Plan.

         VI. TERMS AND CONDITIONS OF OPTIONS

               A.   TERMS, CONDITIONS AND LIMITATIONS IN ALL OPTIONS.

               Except as otherwise provided in the Plan, one or more Options may be granted to any Eligible Employee. Each Option must be evidenced by a written stock option agreement between the Company and the Optionee in such form or forms as the Committee from time to time may prescribe and no Option will be deemed granted until the execution of that agreement. Option agreements need not be identical to each other but must comply with and be subject to the following terms and conditions:

               1. PURCHASE PRICE. The purchase price for an Option Share will not be less than the fair market value per share of the Common Stock on the date of grant of the Option. If an Optionee owns more than 10% of the voting power of all classes of the Company's stock, the purchase price per Option Share will be not less than 110% of the fair market value of the Common Stock on the date of grant of the Option. In each case, the fair market value used in determining the purchase price of an Option Share will be determined in good faith at the time of grant of the Option by decision of the Committee.


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               2.   EXERCISE. Any option granted will contain provisions
                    established by the Committee setting forth the manner of exercise of the Option. However, no Option may be exercisable by its terms after the earlier of:

                      a. ten years from the date of the grant of the Option or,
                         in the case of a person then owning more than 10% of the voting power of all classes for the Company's stock, five years from the date of the grant; or

                      b. the expiration of three months after the date on which
                         Optionee's employment (full-time or part-time) by the Company is terminated other than by Disability; or

                      c. the expiration of one year from the date on which
                         Optionee's termination of employment occurs as a result of Disability; or

                      d. If Optionee dies while in Company's employ, the earlier of six months from the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Optionee, or one year after Optionee's death.

               3. PAYMENT FOR OPTION SHARES. Payment may be made, in the discretion of the Committee, in cash or in stock of the Company having a fair market value, as determined in good faith by the Committee, on the date of exercise equal to the price for which the Option Shares may be purchased.

               4. NONTRANSFERABILITY. The terms of any Option granted must include provisions making the Option nontransferable by the Optionee otherwise than by will or the laws of descent and distribution and prohibiting exercise by anyone other than the Optionee during the Optionee's lifetime. Option Shares which are issued may be subject to restrictions on transfer.

               B. NON-ISOP ISSUANCES.

               If for any reason an Option issued under this Plan fails to qualify as an incentive stock option under the IRC, that Option will be deemed to be issued under this Plan as a non-qualified Option to the extent it does not so qualify.

               C. OTHER TERMS.

               Any Option granted under the Plan will contain such other and additional terms, not inconsistent with the terms of the Plan, which are deemed necessary or desirable by the Board of Directors of the Company, the Committee or legal counsel to the Company, or which, together with the terms of the Plan, are necessary to constitute the Option as an "incentive stock option" within the meaning of Section 422 of the IRC.

               D. COMPLIANCE WITH SECURITIES LAWS.

               No Option or Option Shares will be issued to an Eligible Employee or Optionee except in compliance with applicable state and federal securities laws, and the Company will have no obligation to issue Option Shares under an Option if compliance with those laws has not been achieved.


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         VII. RECLASSIFICATION, CONSOLIDATION, MERGER OR EXCHANGE

         If and to the extent that the number of Issued shares of Common Stock is increased or reduced by change in par value, split up, reclassification, distribution of a dividend payable in Common Stock, or the like, the number of Plan Shares, Option Shares, and the purchase price per Option Share will be proportionately adjusted. If the Company is reorganized, consolidated, or merged, or shares of Common Stock are exchanged, with another corporation (an "Event"), the Optionee will be entitled to receive options covering shares of the reorganized, consolidated, or merged company, or shares exchanged, in the same proportion, at an equivalent price, and subject to the same conditions. The excess of the aggregate fair market value of the shares subject to the option immediately after the Event over the aggregate price of those shares will not be more than the excess of the aggregate fair market value of all Option Shares immediately before the Event over the aggregate option price of the Option Shares, and the new option or assumption of the old Option will not give the Optionee additional benefits the Optionee did not have under the old Option, or deprive the Optionee of benefits which the Optionee had under the old Option.

         VIII. RIGHTS AS SHAREHOLDER AND EMPLOYEE

         No Optionee will have any rights as a Shareholder of the Company with respect to any Option Shares before the date of issuance to the Optionee of the certificates for the Option Shares. Neither the Plan nor any Option granted under the Plan will confer upon an Optionee any right to continue in the employment of the Company.

         IX. EFFECTIVE DATE

         The Effective Date of the Plan is the date of its adoption by the Board of Directors of the Company.

         X. TERM OF THE PLAN

         The Plan will terminate not later than, and no Options will be granted after, the tenth anniversary of the Effective Date. The provisions of the Plan will, however, continue after termination of the Plan to govern all Options granted under the Plan until the exercise or expiration of the Options. The Plan may be terminated at any time by the Board.

         XI. CONSTRUCTION

         The Plan and Options granted under the Plan will be interpreted and administered under the laws of the State of New Mexico.

         XII. INTERPRETATION

         All questions of interpretation and application of the Plan and any Options will be determined solely by the Board of Directors and the determination of the Board of Directors will be final and binding upon all parties.


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         XIII. STOCKHOLDER APPROVAL

         This Plan will be presented for consideration and approval of the shareholders of the Company at a meeting, special or regular, of the shareholders of the Company held within twelve months of the Plan's Effective Date. If the Plan is not approved by the shareholders, the Plan shall terminate and all options granted under it shall be immediately forfeited.


         XIV. AMENDMENT OF PLAN AND OPTIONS

         This Plan may be amended or modified by the Board of Directors of Company without further action by shareholders, except that shareholder approval is required for (i) increasing the maximum number of shares of Common Stock which may be issued under the Plan (other than increases under Article VII of the Plan), or (ii) changing the employees or class of employees eligible to participate in the Plan.